Exhibit 99.1

Ciena Reports Fiscal Third Quarter 2008 Results

Delivers 5% Sequential and 24% Year-Over-Year Revenue Growth; Revises Q4 Outlook

LINTHICUM, Md.--(BUSINESS WIRE)--Ciena® Corporation (NASDAQ:CIEN), the network specialist, today announced results for its fiscal third quarter ended July 31, 2008. Revenue for the third quarter totaled $253.2 million, representing a 5% sequential increase from fiscal second quarter 2008 revenue of $242.2 million, and an increase of 24% over the same period a year ago when Ciena reported revenue of $205 million. For the nine months ended July 31, 2008, Ciena reported revenue of $722.8 million, representing an increase of 28% over revenue of $563.6 million for the same nine-month period in fiscal 2007.

On the basis of generally accepted accounting principles (GAAP), Ciena’s net income for the fiscal third quarter 2008 was $11.7 million, or $0.12 per diluted common share. This compares to fiscal second quarter GAAP net income of $23.8 million, or $0.23 per diluted common share, and a reported GAAP net income of $28.3 million, or $0.29 per diluted share, for the same period a year ago. For the nine months ended July 31, 2008, Ciena’s reported GAAP net income was $64.3 million, or $0.63 per diluted common share. This compares to a GAAP net income of $52.4 million, or $0.57 per diluted common share, for the same period in fiscal 2007.

Ciena’s adjusted (non-GAAP) net income for the fiscal third quarter 2008 was $39.8 million, or $0.37 per diluted common share. This compares to fiscal second quarter adjusted (non-GAAP) net income of $42.3 million, or $0.40 per diluted common share, and adjusted (non-GAAP) net income of $40.0 million or $0.41 per diluted common share in the fiscal third quarter 2007. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is provided in the table in Appendix A.

“Our fiscal third quarter performance was solid,” said Gary Smith, Ciena’s president and CEO. “We delivered our eighteenth quarter of sequential revenue growth, gross and operating margins in-line with our targets, and improvement across several key balance sheet metrics.”

Third Quarter 2008 Performance Highlights

  Achieved sequential quarterly revenue growth of 5% and year-over-year revenue growth of 24%.
  Drove 38% revenue contribution from non-U.S. customers.
  Attained overall GAAP gross margin of 49.6% with product gross margin of 52% and services gross margin of 34%. Exclusive of a $4.3 million fair value adjustment of acquired inventory, amortization of intangible assets and share-based compensation, adjusted (non-GAAP) gross margin was 52%.
  Delivered GAAP income from operations of 6% of revenue and adjusted (non-GAAP) income from operations of 15% of revenue.
  Generated $33.7 million cash from operations.
  Ended the quarter with cash, cash equivalents and short- and long-term investments of $1.1 billion.

Third Quarter 2008 Customer and Product Highlights

  Sprint, Cisco and Ciena announced implementation of 40-gigabits-per-second (Gbps) network capabilities on the Global Sprint Tier 1 IP Network using Ciena’s CoreStream® Agility Optical Transport System.
  Ciena’s G10 and G10X Ethernet Service Modules received 4 out of 5 diamonds in Broadband Gear Report’s 2008 Diamond Technology Reviews.
  VTR Global Com S.A. deployed the CN 4200® RS FlexSelect™ Advanced Services Platform with ROADM functionality, throughout its Santiago, Chile network to enhance the delivery of its triple play offering.
  American Fiber Systems selected Ciena’s CN 4200 Advanced Services Platform Family, for deployment across multiple networks in Atlanta, Alpharetta and Marietta.
  Mzima Networks implemented Ciena’s CN 5060™ Multiservice Carrier Ethernet Platform across its networks in North America and Europe.
  Telx deployed Ciena’s CN 4200 FlexSelect Advanced Services Platform in Dallas and New York as part of its Metro Cross Connect service to facilitate interconnections between dual ColoXchange facilities within a city.
  Ciena’s CN 4200 FlexSelect Advanced Services Platform was integrated into EMC® Smarts® Service Assurance Manager offering enterprise customer’s end-to-end infrastructure visibility and providing efficient and cost-effective network services management.
  Ciena’s CN 4200 FlexSelect Advanced Services Platform, CoreDirector® Multiservice Optical Switch and CoreStream Agility Optical Transport System passed Joint Interoperability Test Command testing for optical standards and interoperability in Department of Defense networks.

Business Outlook

“In addition to existing customer-specific challenges, we have recently begun to experience order delays from many of our Tier One service provider customers, which we attribute to their guarded approach to capital expenditures given the uncertain macroeconomic environment,” said Smith. “While we’ve seen no project or order cancellations, sales cycles are lengthening and some deployments are slowing. As a result, we now expect fiscal fourth quarter revenue in a range of $190 to $210 million.”

“While current economic conditions warrant a cautious near-term outlook, the fundamental drivers of our business – growing capacity demands and the transition to more efficient, more powerful, automated networks – remain sound. We are confident that our portfolio and value propositions are differentiated, positioning us to take advantage of what is predicted to be a longer-term investment cycle in the transition from SONET/SDH to Ethernet-based networks,” said Smith.

Live Web Broadcast of Fiscal Third Quarter Results

Ciena will host a discussion of its fiscal third quarter results with investors and financial analysts today, Thursday, September 4, 2008 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena’s homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena’s website at: http://www.ciena.com/investors.

Note to Investors

Forward-looking statements. This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q filed with the Securities and Exchange Commission on June 6, 2008. Forward-looking statements include statements regarding Ciena’s expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. Forward-looking statements in this release include: while we’ve seen no project or order cancellations, sales cycles are lengthening and some deployments are slowing; as a result, we now expect fiscal fourth quarter revenue in a range of $190 to $210 million; while current economic conditions warrant a cautious near-term outlook, the fundamental drivers of our business – growing capacity demands and the transition to the more efficient, more powerful, automated networks – remain sound; and we are confident that our portfolio and value propositions are differentiated, positioning us to take advantage of what is predicted to be a longer-term investment cycle in the transition from SONET/SDH to Ethernet-based networks. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena’s gross profit, operating expense, income from operations and net income. In evaluating the operating performance of Ciena’s business, management excludes certain charges and credits that are required by GAAP. These items, share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena’s control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena’s GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena’s non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena’s results of operations in conjunction with our corresponding GAAP results. For a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release, see Appendix A.

About Ciena

Ciena specializes in the transition to service-driven networks. We provide flexible platforms, intelligent software and professional services to help our customers use their networks to fundamentally change the way they compete. With a growing global presence, Ciena leverages its heritage of practical innovation to deliver maximum performance and economic value in communications networks worldwide. We routinely post recent news, financial results and other important announcements and information about Ciena on our website at www.ciena.com.

EMC and Smarts are registered trademarks of EMC Corporation.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended July 31,		Nine Months Ended July 31,
	2007	2008	2007	2008
Revenues:
Products	$182,143	$223,661	$501,637	$641,632
Services	22,808	29,518	61,942	81,162
Total revenue	204,951	253,179	563,579	722,794

Costs:
Products	84,383	107,953	250,681	295,381
Services	22,903	19,595	59,775	57,617
Total cost of goods sold	107,286	127,548	310,456	352,998
Gross profit	97,665	125,631	253,123	369,796
Operating expense:
Research and development	31,671	47,809	93,166	127,881
Selling and marketing	30,303	39,440	85,360	111,639
General and administrative	14,564	14,758	36,562	54,036
Amortization of intangible assets	6,295	8,671	18,885	23,901
Restructuring recoveries	(1,196)	-	(2,396)	-
Total operating expense	81,637	110,678	231,577	317,457
Income from operations	16,028	14,953	21,546	52,339
Interest and other income, net	19,464	5,342	51,206	32,911
Interest expense	(6,931)	(1,855)	(19,227)	(11,074)
Gain on equity investments, net	592	-	592	-
Realized loss on marketable debt investments	-	(5,114)	-	(5,114)
Income before income taxes	29,153	13,326	54,117	69,062
Provision for income taxes	841	1,603	1,739	4,772
Net income	$28,312	$11,723	$52,378	$64,290
Basic net income per common share	$0.33	$0.13	$0.61	$0.72
Diluted net income per potential common share	$0.29	$0.12	$0.57	$0.63
Weighted average basic common shares outstanding	85,651	90,216	85,268	88,871
Weighted average dilutive potential common shares outstanding	101,568	111,681	96,189	110,654

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

ASSETS
	October 31,	July 31,
Current assets:	2007	2008
Cash and cash equivalents	$892,061	$873,103
Short-term investments	822,185	155,818
Accounts receivable, net	104,078	138,142
Inventories	102,618	106,343
Prepaid expenses and other	47,817	38,624
Total current assets	1,968,759	1,312,030
Long-term investments	33,946	57,155
Equipment, furniture and fixtures, net	46,671	58,723
Goodwill	232,015	455,721
Other intangible assets, net	67,144	102,262
Other long-term assets	67,738	75,808
Total assets	$2,416,273	$2,061,699

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$55,389	$61,780
Accrued liabilities	90,922	90,877
Restructuring liabilities	1,026	687
Income taxes payable	7,768	2,140
Deferred revenue	33,025	37,896
Convertible notes payable	542,262	-
Total current liabilities	730,392	193,380
Long-term deferred revenue	30,615	38,469
Long-term restructuring liabilities	3,662	3,350
Other long-term obligations	1,450	7,938
Convertible notes payable	800,000	800,000
Total liabilities	1,566,119	1,043,137
Commitments and contingencies
Stockholders' equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	-	-
Common stock – par value $0.01; 140,000,000 and 290,000,000 shares authorized; 86,752,069 and 90,297,280 shares issued and outstanding	868	903
Additional paid-in capital	5,519,741	5,621,630
Changes in unrealized gains on investments, net	350	43
Translation adjustment	(1,593)	768
Accumulated deficit	(4,669,212)	(4,604,782)
Total stockholders' equity	850,154	1,018,562
Total liabilities and stockholders' equity	$2,416,273	$2,061,699

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Nine Months Ended July 31,
	2007	2008
Cash flows from operating activities:
Net income	$52,378	$64,290
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of discount on marketable securities	(8,093)	(1,827)
Loss from equity investments and marketable securities	-	5,114
Depreciation and amortization of leasehold improvements	9,407	13,345
Share-based compensation	14,258	24,406
Amortization of intangibles	21,788	27,942
Deferred tax provision	-	1,640
Provision for inventory excess and obsolescence	8,860	13,841
Provision for warranty	8,910	11,234
Other	1,754	3,510
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	(10,634)	(32,070)
Inventories	(7,916)	(4,694)
Prepaid expenses and other	(16,776)	(616)
Accounts payable and accruals	3,316	(7,927)
Income taxes payable	695	(5,515)
Deferred revenue and other obligations	19,448	9,554
Net cash provided by operating activities	97,395	122,227
Cash flows from investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(21,442)	(22,947)
Restricted cash	(11,904)	1,420
Purchase of available for sale securities	(564,399)	(180,613)
Proceeds from maturities of available for sale securities	539,663	820,177
Minority equity investments, net	411	-
Acquisition of business, net of cash acquired	-	(210,016)
Net cash (used in) provided by investing activities	(57,671)	408,021
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	500,000	-
Repayment of 3.75% convertible notes payable at maturity	-	(542,262)
Debt issuance costs	(11,431)	-
Purchase of call spread option	(42,500)	-
Repayment of indebtedness of acquired business	-	(12,363)
Proceeds from issuance of common stock	18,314	5,246
Net cash provided by (used in) financing activities	464,383	(549,379)
Effect of exchange rate changes on cash and cash equivalents	-	173
Net increase (decrease) in cash and cash equivalents	504,107	(19,131)
Cash and cash equivalents at beginning of period	220,164	892,061
Cash and cash equivalents at end of period	$724,271	$873,103

Non-cash investing and financing activities
Purchase of equipment in accounts payable	$-	$1,717
Value of common stock issued in acquisition	$-	$62,359
Fair value of vested options assumed in acquisition	$-	$9,912

APPENDIX A – Reconciliation of Adjusted (Non-GAAP) Measures

	Quarter Ended
	July 31,	April 30,	July 31,
	2007	2008	2008
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$97,665	$127,596	$125,631
Share-based compensation - product	131	742	1,042
Share-based compensation - services	225	392	404
Amortization of intangible assets	-	-	1,139
Fair value adjustment of acquired inventory	-	1,066	4,278
Total adjustments related to gross profit	356	2,200	6,863
Adjusted (non-GAAP) gross profit	$98,021	$129,796	$132,494
Adjusted (non-GAAP) gross margin	48%	54%	52%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$81,637	$108,629	$110,678
Share-based compensation - research and development	985	2,286	2,198
Share-based compensation - sales and marketing	1,898	3,022	2,930
Share-based compensation - general and administrative	1,724	2,233	2,343
Amortization of intangible assets	6,295	8,760	8,671
Litigation settlement	2,250	-	-
Restructuring recoveries	(1,196)	-	-
Total adjustments related to operating expense	11,956	16,301	16,142
Adjusted (non-GAAP) operating expense	$69,681	$92,328	$94,536

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$16,028	$18,967	$14,953
Total adjustments related to gross profit	356	2,200	6,863
Total adjustments related to operating expense	11,956	16,301	16,142
Adjusted (non-GAAP) income from operations	$28,340	$37,468	$37,958
Adjusted (non-GAAP) operating margin	14%	15%	15%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$28,312	$23,760	$11,723
Total adjustments related to gross profit	356	2,200	6,863
Total adjustments related to operating expense	11,956	16,301	16,142
Gain on equity investments, net	(592)	-	-
Realized loss on marketable debt investments	-	-	5,114
Adjusted (non-GAAP) net income	$40,032	$42,261	$39,842

Weighted average basic common shares outstanding	85,651	89,102	90,216
Weighted average basic common and dilutive potential common shares outstanding	101,568	110,770	111,681

Net Income per Common Share
GAAP diluted net income per common share[1]	$0.29	$0.23	$0.12
Adjusted (non-GAAP) diluted net income per common share[1]	$0.41	$0.40	$0.37

[1]	Note that calculating GAAP and adjusted (non-GAAP) diluted earnings per common share for the fiscal third quarters 2007 and 2008 requires adding interest expense of approximately $1.3 and $1.9 million associated with Ciena's 0.25% and 0.875% convertible senior notes in 2007 and 2008 respectively, to GAAP and adjusted (non-GAAP) net income in order to arrive at the numerator for the earnings per common share calculation. Likewise calculating GAAP and adjusted (non-GAAP) diluted earnings per common share for the fiscal second quarter of 2008 requires adding interest expense of approximately $1.9 million associated with Ciena's 0.25% and 0.875% convertible senior notes.

The adjusted (non-GAAP) measures above and their reconciliation to Ciena’s GAAP results for the periods presented reflect adjustments relating to the following items:

  Share-based compensation costs – a non-cash expense incurred in accordance with SFAS 123(R).
  Fair value adjustment of acquired inventory – an infrequent charge required by purchase accounting rules resulting from the revaluation of finished goods inventory acquired from World Wide Packets to estimated fair value. This revaluation resulted in a net increase in inventory carrying value and a $1.1 million and $4.3 million increase in cost of goods sold during the fiscal second and fiscal third quarters of 2008, respectively.
  Amortization of intangible assets – a non-cash expense arising from acquisitions of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life.
  Restructuring recoveries – infrequent recoveries incurred as the result of previous restructuring activities taken to align resources with perceived market opportunities, including new segment opportunities within the overall market, which Ciena believes are not reflective of its ongoing operating costs.
  Realized loss on marketable debt investments – an infrequent loss related to Ciena’s investments in commercial paper issued by two structured investment vehicles (SIVs) exposed to market risks stemming from mortgage-related assets that they hold. Ciena realized a $5.1 million loss in the fiscal third quarter 2008 related to these two SIVs.
  Gain on equity investments, net – a non-recurring loss or gain related to changes in the value of minority equity investments in privately held technology companies that Ciena believes are not reflective of its ongoing operating costs.
  Litigation settlement – included in general and administrative expenses during our third quarter of fiscal 2007 were $2.3 million in expenses associated with patent litigation settlements.

CONTACT:
Ciena Corporation
Press Contact:
Nicole Anderson, 410-694-5786
pr@ciena.com
or
Investor Contact:
Marie Downing, 888-243-6223
ir@ciena.com